Exhibit L

100 Light Street Baltimore, Maryland 21202 phone: 410-685-1120 fax: 410-547-0699
www.bakerdonelson.com

December 3, 2021

Silver Spike Investment Corp.

660 Madison Avenue, Suite 1600

New York, NY 10065

Re:          Silver Spike Investment Corp. – Registration Statement on Form N-2

(File No: 333-257252 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Silver Spike Investment Corp., a Maryland corporation (the “Company”), in connection with the issuance of up to $143,750.012.00 worth of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in an initial public offering (the “Offering”) pursuant to the above-referenced Registration Statement filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder. The Shares are to be sold pursuant to an Underwriting Agreement substantially in the form filed as an exhibit to the Registration Statement between Stifel, Nicolaus & Company, Incorporated as representative of the several underwriters named in Schedule A thereto, and the Company (the “Underwriting Agreement”). The Registration Statement includes a prospectus dated December 3, 2021 (the “Prospectus”), to be furnished to potential purchasers in the Offering. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

A.       the Registration Statement, including the Prospectus;

B.       the charter of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Secretary of the Company (the “Charter Documents”);

C.       the Bylaws of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Secretary of the Company (the “Bylaws”);

D.       the form of Underwriting Agreement filed as an exhibit to the Registration Statement;

E.       certain resolutions adopted by the Board of Directors of the Company regarding the Offering and the Underwriting Agreement (the “Resolutions”);

Silver Spike Investment Corp.

December 3, 2021

F.       a certificate of the Company regarding certain matters related to the Underwriting Agreement, the issuance and sale of the Shares in the Offering, and the Prospectus (the “Certificate”);

G.       a certificate of the Maryland State Department of Assessments and Taxation dated December 1, 2021, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and

H.       such other documents, corporate records, and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.

In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents we have reviewed; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records we have reviewed or relied upon are accurate and complete; (v) that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons; (vi) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient; and (vii) all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Company, including certifications made in the Certificate, and (c) made or contained in any documents we have reviewed, are accurate, true, correct, and complete in all material respects.

We have also assumed that: (i) the Resolutions and the actions reflected therein authorizing the Company to issue, offer, and sell the Shares are, and will be, in full force and effect at all times at which any Shares are offered or sold by the Company, and the Shares will be sold at a price established by the Board of Directors of the Company in accordance with Section 2-203(a) of the Maryland General Corporation Law, and we have undertaken no independent verification with respect thereto; (ii) the Charter Documents and the Bylaws have not been amended or rescinded; (iii) the Registration Statement and any amendment thereto will remain effective at the time of the issuance of the Shares thereunder; (iv) at the time of the issuance of the Shares, the Company or its transfer agent will record in the Company’s stock ledger the name of the persons to whom such

Silver Spike Investment Corp.

December 3, 2021

Shares are issued; and (v) the Company will remain duly organized, validly existing, and in good standing under Maryland law at the time any Shares are issued.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents we have reviewed, the statements and information set forth in such documents, the Certificate, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Offering against payment of the consideration therefor in accordance with the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinion is limited to the matters set forth herein, and no other opinion should be inferred or implied beyond the matters expressly stated.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit l to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit l, within the meaning of the term “expert” as used in the Securities Act or the regulations promulgated thereunder.

Silver Spike Investment Corp.

December 3, 2021

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional corporation

By:	/s/ Kenneth B. Abel
Kenneth B. Abel
Authorized Representative